                                                                   EXHIBIT 10.30
                                                                  EXECUTION COPY

                         EMPLOYEE COST SHARING AGREEMENT

         This Employee Cost Sharing Agreement (this "Agreement") by and among Dex Media Service LLC., a Delaware limited liability company ("Dex Service"), Dex Media, Inc., a Delaware corporation ("Dex Media"), Dex Media East LLC, a Delaware limited liability company ("East") (f/k/a SGN LLC), and Dex Media West LLC, a Delaware limited liability Company ("West") (f/k/a GPP LLC), is effective as of December 31, 2003 (the "Effective Date"). Each of the signatories hereto is individually a "Party" and collectively the "Parties".

                                    RECITALS

         A. Qwest Communications International Inc., a Delaware corporation ("Qwest"), Qwest Services Corporation, a Colorado corporation ("QSC"), Qwest Dex, Inc., a Colorado corporation ("Qwest Dex") and Dex Holdings LLC, a Delaware limited liability company ("Buyer") have entered into that certain Purchase Agreement (the "LLC Purchase Agreement") dated as of August 19, 2002 pursuant to which Buyer's designee purchased all of the outstanding limited liability company interests of East.

         B. In connection with the LLC Purchase Agreement, Qwest, QSC, West, and Buyer entered into that certain Purchase Agreement, dated of even date therewith (the "LLC II Purchase Agreement"), pursuant to which Qwest has agreed, subject to the terms and conditions set forth therein, to: (i) contribute certain of its assets and liabilities to West; and (ii) sell all of the outstanding limited liability company interests of West to Buyer following such contribution (the "Second Closing").

         C. In connection with the Second Closing, the Parties entered into that certain Shared Services and Employees Agreement, dated as of September 9, 2003 (the "Shared Services and Employees Agreement"), pursuant to which the Parties: (i) made certain arrangements in respect of employees and allocated the costs incurred for such employees; (ii) agreed to provide to each other certain non-employee related services and assets and allocated the costs incurred for such non-employee related services and assets; (iii) allocated the revenue generated under the Advertising Agreement (as defined in the Shared Services and Employees Agreement); and (iv) entered into certain other intercompany arrangements, each in accordance with the terms and conditions in the Shared Services and Employees Agreement.

         D. In connection with each of the Dex East Credit Agreement and the Dex West Credit Agreement, Dex Media and East and West, respectively, agreed to (i) terminate the Shared Services and Employees Agreement; (ii) establish Dex Service; and (iii) enter into this Agreement.

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         E.       During the Term, the Parties desire to make certain
                  arrangements in respect of certain employees as more fully described herein and the Parties desire to allocate the costs incurred for such employees among them in accordance with the terms and conditions in this Agreement.

         F. During the Term, the Parties desire to enter into and facilitate such other employee-related intercompany arrangements in accordance with the terms and conditions in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the Parties agree, intending to be legally bound, as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         "Actual Cost" means, with respect to any period hereunder, one hundred percent (100%) of the actual, direct, out of pocket cash expenses, caused by, incurred or otherwise arising from or relating to (i) the Non-Management Personnel and (ii) the Management Personnel, in each case during such period.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession of the power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Allocation Percentage" has the meaning set forth in Section 3.1.

         "Annual Revenue" means for any fiscal year the aggregate revenue of Dex Media on a consolidated basis as reflected on its audited financial statements for such fiscal year.

         "Benefit Plans" has the meaning set forth in Section 2.1(a).

         "Buyer" has the meaning set forth in the recitals.

         "Closing" has the meaning ascribed to such term in the LLC Purchase Agreement.

         "Closing Date" has the meaning ascribed to such term in the LLC Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the related regulations and published interpretations.

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         "Dex East Credit Agreement" means that certain Credit Agreement dated as of November 8, 2002, as amended and restated as of October 31, 2003, among Dex Media, Dex Media East, Inc., East, the lenders from time to time party thereto and JPMorgan Chase Bank as administrative agent, as it may be further amended, modified or supplemented from time to time.

         "Dex Media" means Dex Media, Inc., a Delaware corporation.

         "Dex Service" has the meaning set forth in the preamble.

         "Dex West Credit Agreement" means that certain Credit Agreement dated as of September 9, 2003, as amended by the First Amendment dated as of October 31, 2003, among Dex Media, Dex Media West, Inc., West, the lenders from time to time party thereto and JPMorgan Chase Bank as administrative agent, as it may be further amended, modified or supplemented from time to time.

         "East" has the meaning set forth in the preamble.

         "East Business" means the "Transferred Business" as defined in the LLC Purchase Agreement.

         "Eastern Territory" means the seven state territory comprised of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota and the standard metropolitan statistical area of El Paso, Texas.

         "Effective Date" has the meaning set forth in the preamble.

          "Governmental Entity" means any government or any regulatory agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Indemnified Party" has the meaning set forth in Section 6.2.

         "Indemnifying Party" has the meaning set forth in Section 6.2.

         "Liabilities" means any cost, liability, indebtedness, obligation, co-obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured).

         "LLC Purchase Agreement" has the meaning set forth in the recitals.

         "LLC II Purchase Agreement" has the meaning set forth in the recitals.

         "Loss" means any cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement, including interest or other carrying costs, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution

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and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the referenced Person; provided, however, that the term "Loss" will not be deemed to include any special, exemplary or punitive damages, except to the extent such damages are incurred as a result of third party claims.

         "Management Personnel" means those certain individuals listed on Exhibit A, as it may be amended from time to time by Dex Service.

         "Monthly Report" has the meaning set forth in Section 4.2.

         "Non-Management Personnel" means those certain individuals employed from time to time in connection with the East Business and/or the West Business, other than the Management Personnel.

         "Notice of Claim" has the meaning set forth in Section 6.2.

         "Party" or "Parties" has the meaning set forth in the preamble.

         "Person" means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

         "QSC" has the meaning set forth in the recitals.

         "Qwest" has the meaning set forth in the recitals.

         "Second Closing" has the meaning set forth in the recitals.

         "Subsidiary" means, with respect to any Person, any Person in which such Person has a direct or indirect equity ownership interest in excess of 50%.

         "Tax" or "Taxes" means all taxes and assessments with respect to the Management Personnel, the Non-Management Personnel and/or the Benefit Plans, as applicable.

         "Term" has the meaning set forth in Section 5.1.

          "West" has the meaning set forth in the preamble.

         "West Business" means the "Rodney Transferred Business" as such term is defined in the LLC II Purchase Agreement.

         "Western Territory" means the seven state territory comprised of Arizona, Idaho, Montana, Wyoming, Oregon, Utah and Washington.

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

                                  ARTICLE II.
                                EMPLOYEE MATTERS

                  2.1      Non-Management Personnel.

                  (a) During the Term, unless otherwise agreed to in writing by the parties Dex Service shall be the employer of all of the Non-Management Personnel. During the Term: (i) Dex Service shall maintain all of the Non-Management Personnel on its payroll at the applicable rate of pay for each of the Non-Management Personnel; (ii) all of the Non-Management Personnel shall continue to participate in the group health insurance, life insurance, and other employee benefit plans of Dex Service, Dex Media, or any of their respective Affiliates (the "Benefit Plans"), on the terms and conditions set forth in the Benefit Plans; and (iii) Dex Service, Dex Media or an Affiliate thereof, as applicable, shall (A) pay all premiums and other contributions with respect to the Benefit Plans as they apply to the Non-Management Personnel, (B) pay all Taxes and assessments due with respect to the Non-Management Personnel and/or the Benefit Plans, and (C) comply with employer obligations with respect to the Non-Management Personnel under applicable federal, state and local laws and regulations (including without limitation any obligation to maintain workers' compensation insurance, unemployment insurance, disability insurance or any similar insurance coverage with respect to the Non-Management Personnel).

                  (b) Dex Service shall be entitled to receive promptly from Dex Media and/or any of its Subsidiaries (including, without limitation, East and West) all information necessary for Dex Service to maintain the Non-Management Personnel on its payroll, to pay wages to the Non-Management Personnel in accordance with applicable laws, and to maintain the Non-Management Personnel in the applicable Benefit Plans, including without limitation, information with respect to: (i) hours worked; (ii) sick, personal or vacation time used; or (iii) leaves of absence.

                  (c) Dex Service shall make the Non-Management Personnel available to West and/or to East, as applicable, to perform services identical in all material respects to the services provided by Non-Management Personnel with respect to the West Business and/or the East Business, as the case may be, immediately prior to the Effective Date (as such services may be revised from time). Dex Service shall use its reasonable best efforts to ensure that the Non-Management Personnel perform such services.

                  (d) The Non-Management Personnel shall use and be granted full rights to the West assets and the East assets, as applicable, to perform the trade or business of West and the trade or business of East, respectively.

                  2.2 Management Personnel. Notwithstanding any other provision of this Agreement, the Management Personnel shall be employed by Dex Media (and any of its direct or indirect Subsidiaries as may employ the Management Personnel from time to time (including without limitation Dex Service)). Compensation, employee benefits, payroll services, Taxes and other employee-related obligations shall be paid and/or provided by Dex Media or any of its Affiliates (including without limitation Dex

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Service), as determined by, and in the discretion of, Dex Media and the applicable Affiliate. Except as otherwise may be agreed to by the Parties from time to time, Dex Service or one of its Affiliates may be designated as the "common paymaster" (within the meaning of Sections 3121(s) and 3306(p) of the Code) with respect to the Management Personnel. The Parties acknowledge and agree that, during the period beginning on the commencement of the Term and ending on such later date as may be agreed to by the Parties, Dex Service shall be designated as the common paymaster with respect to the Management Personnel.

                  2.3 Modification. Nothing in this Agreement shall prevent the Parties from modifying the employment arrangements described herein by mutual agreement at any time during the Term.

                                  ARTICLE III.
                                 COST ALLOCATION

                  3.1 Actual Cost Allocation Formula. The Actual Cost of any item relating to any Non-Management Personnel or Management Personnel shall be allocated based on the Allocation Percentage. For purposes of this Agreement, "Allocation Percentage" means:

                  (a) To the extent 100% of such item is demonstrably attributable to the Eastern Territory or the Western Territory, 100% of the Actual Cost of such item shall be allocated to East or West, as applicable;

                  (b) To the extent a specific percentage of use of such item can be determined (e.g., 70% for West and 30% for East), that specific percentage of the Actual Cost of such item will be allocated to East or West, as applicable; and

                  (c) All other portions of the Actual Cost of any item that cannot be allocated pursuant to clause (a) or (b) above shall be allocated between East and West in proportion to their relative share of Annual Revenue for the immediately preceding fiscal year.

                  3.2 Non-Cash Cost Allocation. The actual, fully burdened cost of any item relating to any Non-Management Personnel or Management Personnel that does not result in a direct, out of pocket cash expense may be allocated to East and West for financial statement purposes only, without any corresponding cash reimbursement required, in accordance with generally accepted accounting principles, based on the Allocation Percentage principles described in Section 3.1 hereof.

                                   ARTICLE IV.
                        PAYMENT OF COST AND REVENUE SHARE

                  4.1 Settlement Payments. At any time during the Term, any Party may make payment of the amounts that are allocable to such Party as a result of the cost allocation in accordance with Section 3.1 hereof, regardless of whether an invoice pursuant to Section 4.3 hereof has been issued with respect to such amounts.

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                  4.2      Monthly Statements. Within twenty (20) days following
the end of each month during the Term, each Service Provider shall furnish the other Parties hereto with a written statement with respect to the Actual Cost paid by it in respect of Non-Management Personnel and Management Personnel provided by it, in each case, during such month, setting forth (i) the cost allocation in accordance with Article III hereof, and (ii) the amounts paid pursuant to Section 4.1 hereof, together with such other data and information necessary to complete the items described in Section 4.3 hereof (hereinafter referred to as the "Monthly Report").

                  4.3      Determination and Payment of Cost and Revenue Share.

                  (a) Within ten (10) days of the submission of the Monthly Report described in Section 4.2 hereof, the Parties shall (i) agree on the cost and revenue share of each of the Parties as calculated pursuant to the provisions of this Agreement; and (ii) prepare and issue invoices for the cost and revenue share payments that are payable by any of the Parties.

                  (b) Within ten (10) days of preparation of the agreement and the issuance of the cost and revenue allocation invoice described in Section 4.3(a), the Parties shall promptly make payment of the amounts that are set forth on such cost allocation invoice.

                                   ARTICLE V.
                              TERM AND TERMINATION

                  5.1 Term. The term of this Agreement will commence as of the Effective Date and will continue in full force and effect (the "Term") unless terminated in accordance with Section 5.2.

                  5.2 Termination. The Parties may terminate this Agreement by mutual written consent at any time prior to the expiration of the Term.

                                   ARTICLE VI.
                    LIMITATION ON LIABILITY; INDEMNIFICATION

                  6.1 Indemnification. Subject to the limitations of liability set forth in Section 6.3, West or East, as applicable, will indemnify and hold Dex Service harmless against all out-of-pocket costs for Liabilities caused by, incurred or otherwise arising from or relating to the Non-Management Personnel and the Management Personnel, including (i) any pension, OPEB or other compensation- or employee benefits-related liabilities, as calculated in accordance with the allocation procedure as set forth in Section 3.1, and (ii) as a result of employee legal matters, such as employee related litigation, as calculated in accordance with the allocation procedure as set forth in Section 3.1.

                  6.2      Notice and Procedures. A Party seeking
indemnification pursuant to Section 6.1 (the "Indemnified Party") will give prompt written notice in reasonable detail (the "Notice of Claim") to the indemnifying Party (the "Indemnifying Party") stating the basis of any claim for which indemnification is being sought hereunder within

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thirty (30) days after its knowledge thereof; provided, however, that the
Indemnified Party's failure to provide any such notice to the Indemnifying Party will not relieve the Indemnifying Party of or from any of its obligations hereunder, except to the extent that the Indemnifying Party suffers prejudice as a result of such failure. If the facts giving rise to such indemnification involve an actual or threatened claim by or against a third party:

                  (a) the Parties will cooperate in the prosecution or defense of such claim and will furnish such records, information and testimony and attend to such proceedings as may be reasonably requested in connection therewith; and

                  (b) the Indemnified Party will make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party without the latter's prior written consent which will not be unreasonably withheld or delayed, and the Indemnifying Party will not be liable for the amount of any settlement affected without its prior written consent.

                  6.3 Consequential Damages. Except with respect to a Party's fraud or willful misconduct, and except with respect to damages sought by a third party in connection with a third party claim, none of the Parties, or their Affiliates, will be liable to the other Parties, or their Affiliates, for any damages other than direct damages. Each Party agrees that it is not entitled to recover and agrees to waive any claim with respect to, and will not seek, consequential, punitive or any other special damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement, except with respect to such claims and damages arising directly out of a Party's fraud or willful misconduct, or with respect to damages sought by third parties in connection with third party claims.

                                  ARTICLE VII.
                                  MISCELLANEOUS

                  7.1 No Partnership or Joint Venture; Independent Contractor. Nothing contained in this Agreement will constitute or be construed to be or create a partnership or joint venture between or among Dex Service, East, West or their respective successors or assigns.

                  7.2 Amendments; Waivers. Except as expressly provided herein, this Agreement and any attached Exhibit may be amended only by agreement in writing of all Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by all of the Parties affected and then only to the specific purpose, extent and instance so provided. No failure on the part of any Party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

                  7.3 Schedules and Exhibits; Integration. Each Schedule and Exhibit delivered pursuant to the terms of this Agreement must be in writing and will constitute a

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part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such Schedules and Exhibits constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

                  7.4 Further Assurances. Each Party will take such actions as any other Party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters.

                  7.5 Governing Law. This Agreement and the legal relations between the Parties will be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

                  7.6 Assignment. Except as otherwise provided hereunder, neither this Agreement nor any rights or obligations hereunder are assignable by one Party without the express prior written consent of the other Parties.

                  7.7 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  7.8 Counterparts. This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

                  7.9 Successors and Assigns; No Third Party Beneficiaries. This Agreement is binding upon and will inure to the benefit of each Party and its successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person or Governmental Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  7.10 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given: (i) immediately when personally delivered; (ii) when received by first class mail, return receipt requested; (iii) one day after being sent for overnight delivery by Federal Express or other overnight delivery service; or (iv) when receipt is acknowledged, either electronically or otherwise, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the other Parties will, unless another address is specified by such Parties in writing, be sent to the addresses indicated below:

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         If to Dex Service, addressed to:

         Dex Media Service LLC
         198 Inverness Drive West, Eighth Floor
         Englewood, Colorado 80112
         Attention:  General Counsel
         Fax:  (303) 784-1915

         If to Dex Media, addressed to:

         Dex Media, Inc.
         198 Inverness Drive West, Eighth Floor
         Englewood, Colorado 80112
         Attention:  General Counsel
         Fax:  (303) 784-1915

         If to East, addressed to:

         Dex Media East LLC
         198 Inverness Drive West, Eighth Floor
         Englewood, Colorado 80112
         Attention:  General Counsel
         Fax:  (303) 784-1915

         If to West, addressed to:

         Dex Media West LLC
         198 Inverness Drive West, Eighth Floor
         Englewood, CO 80112
         Attention:  General Counsel
         Fax:  (303) 784-1915

                  7.11 Expenses. Except as otherwise provided herein, the Parties will each pay their own expenses incident to the negotiation, preparation and performance of this Agreement, including the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

                  7.12 Waiver. No failure on the part of any Party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

                  7.13 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

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                  7.14     Arbitration; Jurisdiction. Any dispute, controversy
or claim arising under or related to this Agreement, regardless of the legal theory upon which it is based, will be settled by final, binding arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., in accordance with the American Arbitration Association Commercial Arbitration Rules. Nothing herein will, however, prohibit a Party from seeking temporary or preliminary injunctive relief in a court of competent jurisdiction. In any arbitration, the number of arbitrators will be three. If all three Parties to this Agreement are parties to the arbitration, each of the three Parties shall have the right to appoint one arbitrator. If only two Parties to this Agreement are parties to the arbitration, each of the Parties shall have the right to appoint one arbitrator, who will together appoint a third neutral arbitrator within thirty (30) days after the appointment of the last party-designated arbitrator. All arbitration proceedings will take place in Denver, Colorado. The arbitrators will be entitled to award monetary and equitable relief, including specific performance and other injunctive relief; provided, however, that only damages allowed pursuant to this Agreement may be awarded. Except as otherwise expressly provided in this Section 7.14, each Party will bear the expenses of its own counsel and will jointly bear the expenses of the arbitrators. The arbitrators will allocate the remaining costs of the arbitration proceeding. The Parties agree that the arbitrators will include, as an item of damages, the costs of arbitration, including reasonable legal fees and expenses, incurred by the prevailing party if the arbitrators determine that either (a) the non-prevailing party did not act in good faith when disputing its liability hereunder to the prevailing party or when initiating a claim against the prevailing party; or (b) the prevailing party has had to resort to arbitration with respect to a substantially similar claim more than twice in any thirty-six
(36) month period. Should it become necessary to resort or respond to court proceedings to enforce a Party's compliance with this Section 7.14, such proceedings will be brought only in the federal or state courts located in the State of Colorado, which will have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each Party irrevocably consenting to the jurisdiction thereof. If the court directs or otherwise requires compliance herewith, then all costs and expenses, including reasonable attorneys' fees incurred by the Party requesting such compliance, will be reimbursed by the non-complying Party to the requesting Party.

                  7.15 General Rules of Construction. For all purposes of this Agreement and the Exhibits and Schedules delivered pursuant to this
Agreement: (i) the terms defined in Article I have the meanings assigned to them in Article I and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP; (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement; (iv) pronouns of either gender or neuter will include, as appropriate, the other pronoun forms; (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vi) "or" is not exclusive; (vii) "including" and "includes" will be deemed to be followed by "but not limited to" and "but is not limited to," respectively; (viii) any definition of or reference to any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended,

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supplemented or otherwise modified; and (ix) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

                            [Signature Page Follows]

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         IN WITNESS HEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                    DEX MEDIA SERVICE LLC

                                    By:       /s/ Frank Eichler
                                           -----------------------------------
                                    Name:  Frank Eichler
                                    Title: Senior Vice President

                                    DEX MEDIA, INC.

                                    By:       /s/ Frank Eichler
                                           -----------------------------------
                                    Name:  Frank Eichler
                                    Title: Senior Vice President

                                    DEX MEDIA EAST LLC

                                    By:       /s/ Frank Eichler
                                           -----------------------------------
                                    Name:  Frank Eichler
                                    Title: Senior Vice President

                                    DEX MEDIA WEST LLC

                                    By:       /s/ Frank Eichler
                                           -----------------------------------
                                    Name:  Frank Eichler
                                    Title: Senior Vice President

                                    EXHIBIT A
                              MANAGEMENT PERSONNEL

1.       George Burnett

2.       Robert M. Neumeister

3.       Marilyn Neal

4.       Linda Martin

5.       Kristine Shaw

6.       Maggie Le Beau

7.       Francis Barker

8.       Bradley Richards

9.       Bob Houston

10.      George Culbertson

11.      Scott Pomeroy

12.      Tony Basile

13.      John Meyer

14.      Frank Eichler

15.      Helen Cousins

                                    EXHIBIT A